Contacts: Investor Relations: Meredith Burns ir@cimpress.com +1.781.652.6480 Media Relations: Paul McKinlay mediarelations@cimpress.com Cimpress Amends Credit Facility and Ends Covenant Suspension Period Dundalk, Ireland, February 17, 2021 -- Cimpress plc (Nasdaq: CMPR) amended its senior secured credit facility and has elected to end the related covenant suspension period implemented in April 2020. “During the height of pandemic-related uncertainty last year, we suspended the financial maintenance covenants associated with our senior secured bank debt to provide flexibility to navigate the pandemic,” said Sean Quinn, executive vice president and chief financial officer. “That flexibility came at the price of taking on expensive second lien debt. We have since proven our ability to deliver solid profits and cash flow despite the significant impact of the pandemic. Between March 31, 2020 and December 31, 2020, we repaid approximately $400 million of debt while continuing to fund significant growth investments, both organically and through acquisition, which we believe will deliver value-creating growth on the other side of the pandemic. We have amended our credit facility and elected to end the covenant suspension period put in place last spring. Our intent is to use proceeds from our credit facility to redeem our $300 million of second lien debt on or soon after the first possible redemption date of May 15, 2021.” Compared to our financial maintenance covenants before the covenant suspension period, the amended credit facility changes our financial maintenance covenants through and including September 30, 2022 as follows: • Our maximum total leverage covenant will increase from 4.75x to 5.25x trailing-twelve-month EBITDA. • Our maximum senior secured leverage covenant will decrease from 3.25x to 3.00x trailing-twelve-month EBITDA. • Both of the above covenants will reset to their prior levels for our results reported for the quarter ending December 31, 2022. • Our minimum interest coverage ratio will remain at 3.00x trailing-twelve-month EBITDA, but exclude the cash interest expense impact of our $300M of second lien debt if and when we repay it.

In addition, we made changes to several of our negative covenants, including removing most of the limitations on M&A and share repurchases that were in place during the covenant suspension period. About Cimpress Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Exaprint, National Pen, Pixartprinting, Printdeal, Printi, Vistaprint and WIRmachenDRUCK, among others. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. This press release contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our business and financial results after the COVID-19 pandemic and our intention to redeem our second lien debt in the near future. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of the COVID-19 pandemic; our failure to anticipate and react to the effects of the pandemic on our customers, supply chain, markets, team members, and business; our inability to make the investments in our businesses that we plan to make or the failure of those investments to achieve the results we expect; our ability to maintain compliance with our debt covenants, pay our debts when due, and borrow funds under our credit facility; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2020 and the other documents we periodically file with the U.S. SEC. In addition, the forward-looking statements in this press release represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document.